NEWS RELEASE

Contact: Alliance Data

Ed Heffernan Analysts/Investors 972.348.5196 Ed.Heffernan@alliancedata.com

Shelley Whiddon – Media 972.348.4310 Shelley.whiddon@alliancedata.com

ALLIANCE DATA REITERATES 2007 FULL-YEAR GUIDANCE AND PROVIDES GENERAL UPDATES ON BUSINESS
TRENDS

Dallas, TX, December 17, 2007 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today reconfirmed its full-year guidance for 2007. As a result of the previously announced acquisition of Alliance Data by an affiliate of The Blackstone Group, Alliance Data continues to be in a blackout phase with regard to participating at investor conferences and meetings. Therefore, the Company today is reiterating to its stockholders the 2007 full-year guidance previously given by the Company on October 17, 2007, and providing insight into the general trends of its businesses. All of which suggest no change in the Company’s long term stated growth rates.

Blackstone Acquisition Update. The Company, The Blackstone Group and their respective representatives continue to work together to consummate the transaction as soon as possible. In the event the remaining conditions to closing cannot be satisfied prior to year-end, the parties will continue working together to consummate the transaction as soon thereafter as possible.

Full Year 2007. Business trends continue to remain favorable and Alliance Data reiterates its increased guidance for the full year 2007. Specifically, Alliance Data’s initial 2007 guidance of at least $2.1 billion in revenues, at least $575 million in adjusted EBITDA and at least $3.50 in cash earnings per share was increased in October 2007 to $2.3 billion in revenues, $640 million in adjusted EBITDA, a minimum of $670 million in operating EBITDA and cash earnings per share of at least $3.70 as a result of over-performance in all three of its growth engines. The Company remains comfortable with achieving the increased guidance as a result of strong growth in its AIR MILES® Reward Program in Canada and U.S. Marketing Services business (Epsilon®) and moderate growth in private label services business.

The AIR MILES Reward Program in Canada continues its over-performance, driven by strong double-digit growth in AIR MILES reward miles issued and continued operating leverage. Several key client agreements signed in 2007 further demonstrate the strong appeal of the AIR MILES program. Significant new sponsor signings included Visions Electronics, Newfoundland Liquor, Royal & SunAlliance and Johnson Inc., and key client renewals included RONA, Goodyear Canada, A&P Canada Co. and the Katz Group (Rexall/Pharma Plus). The Company’s key metrics used to monitor the ongoing strength of the business all continue to show robust performance and suggest a continuation of the strong performance.

U.S. Marketing Services (Epsilon) continues to post the Company’s highest growth rates as marketing spend continues to shift away from traditional media channels and into specific, highly targeted ROI-based efforts. Epsilon has capitalized on this trend, having posted a record year of new client wins, including Charter Communications and Helzberg Diamonds, among others. Additionally, its international expansion has continued with the signing of eBay’s joint venture in China and the signing of Tesco, the U.K.’s largest retailer, both announced earlier this year. Epsilon’s focus on large transaction-based, highly targeted marketing programs provides it with an opportunity for continued significant growth.

Finally, the Company’s private label business also continued to post solid results with better than expected new wins continuing to drive growth. New client signings included Sportsman’s Guide, Orchard Supply, Gardner White Furniture, Williams Sonoma’s West Elm, and uTango.com. The Company expanded existing relationships with Redcats USA’s 11 brands (a top-five client) and Fortunoff. Stable funding costs and the “normalization” of credit losses also drove results. The ramp-up of new client signings from 2005, 2006 and 2007, along with stable funding and credit quality suggest a solid growth trend.

Several items in the private label segment require additional clarity in the context of the November Master Trust I data to be published later this month, as highlighted below.

•	As publicly stated months ago, Charming Shoppes, the parent of Lane Bryant, decided not to renew its contract with the Company, choosing instead to move the Lane Bryant portfolio in-house. The change was expected and was accordingly factored into the Company’s planning many months ago.

•	Publicly released Master Trust I data do not fully reflect the Company’s entire portfolio. Thus, while November’s Master Trust I data will show negative receivables portfolio and credit sales growth due to the loss of Lane Bryant, the Company’s overall managed portfolio (comprising Master Trust I, Master Trust III (privately held) and on-balance sheet accounts) experienced mid-single digit growth during November, or 8 percent excluding the impact of the loss of Lane Bryant.

•	Portfolio losses continue to remain on track, with the Company’s full-year loss rate expected to be at or below 6 percent. Fourth-quarter losses are expected to be slightly higher, reflecting both a return to “normalized” loss rates following the 2005 Bankruptcy Reform legislation as well as a small ($4 million) net loss “bubble” that will be recorded in November and December as a result of several discrete card campaigns that under-performed. The $4 million will temporarily add 40 basis points to the Company’s “normalized” loss rate for the quarter.

•	While credit losses “normalized” upwards, delinquencies trended in the opposite direction, with delinquency metrics improving in November versus the prior two months. Given that delinquency rates can be used to analyze future credit trends, this improvement suggests that there continues to be little evidence of a “bleed-up” from the ills affecting other parts of the economy.

Overall, the Company’s operating and financial performance is a continuation of the Company’s consistent success and track record over the years, which consists of 26 quarters of consistently exceeding expectations since the Company’s June 2001 initial public offering. The various business trends discussed above all suggest a continuation of the Company’s stated long-term targeted growth rates.

Financial Measures.

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as adjusted EBITDA, operating EBITDA and cash earnings per share. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available on the Company’s website, except where, as in the case of adjusted EBITDA, operating EBITDA and cash earnings per share, the appropriate GAAP financial measure is not available on a forward-looking basis. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

About Alliance Data.

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the Company, visit its website, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the company’s proposed merger with Aladdin Merger Sub, Inc., an affiliate of The Blackstone Group, announced on May 17, 2007.  The company cannot provide any assurance that the proposed merger transaction will be completed. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the company’s most recent Form 10-K.

# # #